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                                                               EXHIBIT 10.108(b)

                                                                (Logo Interland)

                                                     303 Peachtree Center Avenue
                                                                       Suite 500
                                                               Atlanta, GA 30303
                                                               www.Interland.com
                                                                  t 800.845.1841
                                                                  f 404.720.3707

September 10, 2002


Allen Shulman
4608 Smoke Rise Lane
Marietta, GA 30062

Re:      Promotion

Dear Allen:

On behalf of Interland, I am pleased to offer you the position of Senior Vice President and Chief Financial Officer & General Counsel. In this role, you will report directly to me. When you assume this new role, you will retain responsibility for both the Legal Department and Corporate Development. This promotion is effective upon the approval of a Board resolution confirming this appointment. I expect this to occur on or about October 8, 2002.

The following highlights the essential terms of this promotion:

Your base salary will be $9807.69 per bi-weekly pay period based on an annual salary of $255,000.00. Subject to the approval of the Board of Directors you will be granted an option to purchase 100,000 shares of Interland, Inc. stock. This grant will be effective the date the Board of Directors approves the aforementioned resolution. In addition, you will be eligible to participate in Interland's performance based incentive compensation program, where you will have the opportunity to earn a target incentive of up to forty-five percent (45%) of the based salary paid to you during the defined performance period.

As we discussed, we will replace your existing six (6) month employment agreement with a twelve (12) month employment agreement.

As you know, this letter is not a contract of employment. Further, the length or duration of your employment is not guaranteed. In accordance with our policies, your employment with Interland is on an "at-will" basis, meaning that both you and Interland have the right to end your employment at any time, for any reason, with or without cause or prior notice.

I am very excited about the contributions and impact you will have in this new role and look forward to working with you as we take Interland to the next level.

Congratulations,

/s/ Joel Kocher
-------------------
Joel Kocher
Chairman and CEO
Interland, Inc.

I hereby acknowledge receipt of this letter of understanding and accept its terms.



By: /s/ Allen Shulman                        Date: 9/10/02
   ----------------------------------             -----------
   Allen Shulman